1 Q 2 1 E a r n i n g s P r e s e n t a t i o n A p r i l 2 9 , 2 0 2 1 Exhibit 99.2

Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations, including the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the continued impact of COVID-19 on the U.S. and global economies, including business disruptions, reductions in employment and an increase in business failures, specifically among our clients; the continued impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs as more cases of COVID-19 may arise in our primary markets; potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our actions in response to, or failure to implement or effectively implement, federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect our loans; the impact of forbearances or deferrals we are required or agree to as a result of customer requests and/or government actions, including, but not limited to our potential inability to recover fully deferred payments from the borrower or the collateral; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent or trademark infringement, employment related claims, and other matters; a prolonged downturn in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; the loss of or decrease in lower-cost funding sources within our deposit base, including our inability to achieve deposit retention targets under Valley's branch transformation strategy; cyber-attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank (FRB), the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, the COVID-19 pandemic or other external events; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 1Q21 4Q20 1Q20 1Q21 4Q20 1Q20 Return on Average Assets Annualized 1.14% 1.02% 0.92% 1.14% 1.10% 0.93% Efficiency Ratio 49.5% 51.6% 50.8% 48.6% 47.0% 49.3% Pre-Provision Net Revenue 2 ($mm) $163.7 $162.3 $151.1 $166.5 $177.5 $155.7 PPNR / Average Assets 2 Annualized 1.61% 1.57% 1.59% 1.63% 1.72% 1.63% Diluted Earnings Per Share $0.28 $0.25 $0.21 $0.28 $0.27 $0.21 Reported Adjusted 1 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 19 – 21 2 Pre-provision net revenue equals net interest income plus total non-interest income less total non-interest expense; PPNR / Avg. Assets is presented on an annualized basis; Please refer to the Non-GAAP Disclosure Reconciliation on pages 18 – 20 1Q 2021 Highlights Year-Over-Year Quarterly Diluted EPS Growth of 33% 8% Year-Over-Year Increase in Pre-Provision Net Revenue 21bp Increase in Quarterly Adjusted Return on Average Assets Year-Over-Year Stable Net Interest Margin and Strong Loan Growth, Excluding PPP Impacts

4 6% 11% 14% 3% (3%) 6% 1-Year Growth (1Q21 / 1Q20) 3-Year CAGR (1Q21 / 1Q18) 5-Year CAGR (1Q21 / 1Q16) Reported Revenue Reported Expenses $151.1 $162.3 $163.7 $155.7 $177.5 $166.5 1.59% 1.57% 1.61% 1.63% 1.72% 1.63% 1Q20 4Q20 1Q21 1Q20 4Q20 1Q21 PPNR PPNR / Avg. Assets Net Interest Income and Margin All metrics are represented on full tax equivalent basis Offsetting asset yield pressure with interest expense reductions and mix-shift (lower average cash balance) Continued reduction in deposit costs and replacement of time deposits with lower-cost transaction accounts Net Interest Margin, Profitability & Operating Leverage Pre-Provision Net Revenue ($mm) 1 $266.4 $283.5 $284.1 $288.8 $293.6 3.07% 3.00% 3.01% 3.06% 3.14% 1Q20 2Q20 3Q20 4Q20 1Q21 NII ($mm) NIM Consistent Positive Operating Leverage Reported 1 Reported pre-provision net revenue is equal to net interest income plus total non-interest income less total non-interest expense; please refer to the Non-GAAP Disclosure Reconciliation on pages 19 - 21 AdjustedNet interest margin stability & Year-over-year quarterly NII growth of 10% (FTE) 1.9x -- 2.2xOperating Leverage:

5 Net Interest Income Analysis 2Q20 3Q20 4Q20 1Q21 Net Interest Income (FTE) 283.5 284.1 288.8 293.6 PPP Impact (11.8) (14.8) (17.0) (25.7) NII ex PPP 271.7 269.3 271.8 267.9 Earning Asset Analysis 2Q20 3Q20 4Q20 1Q21 Avg. Earning Assets 37,777 37,768 37,807 37,386 PPP Impact (1,452) (2,247) (2,202) (2,358) Earning Assets ex PPP 36,325 35,520 35,605 35,029 Impact of PPP ($mm) 2,214 2,277 2,152 2,365 1,452 2,247 2,202 2,358 2Q20 3Q20 4Q20 1Q21 End of Period Avg. Balance 3.00% 3.01% 3.06% 3.14% 2.99% 3.03% 3.05% 3.06% 2Q20 3Q20 4Q20 1Q21 Reported NIM NIM ex. PPP Net Interest Margin (FTE)PPP Loan Balance Round 1 & 2 Forgiveness Update ($mm) 1 Forgiveness Confirmed $776 33% Pending SBA Validation $553 24% Not Yet Requested $1,018 43% 1 Forgiveness data as of 4/20/2021 57% of PPP loans (by balance) have received or applied for forgiveness

6 Interest Rate Positioning Continue to reduce non-maturity deposit costs Selected opportunities to reprice maturing CDs and borrowings lower and mitigate asset yield headwinds Intend to selectively take advantage of lower-cost wholesale funding and extend liability duration 12-Month Forward Maturity Schedule ($bn) 2Q21 3Q21 4Q21 1Q22 Maturing CD Rates 0.63% 0.51% 0.43% 0.36% Maturing Borrowing Rates 1.13% 2.94% -- -- Maturing Brokered Rates 1.08% 0.52% 0.08% 0.26% $1.5 $1.7 $0.2 $0.5 $1.2 $0.5 $1.3 $0.4 $0.2 $0.1 2Q21 3Q21 4Q21 1Q22 CDs Borrowings Brokered Deposits

7 16.0 17.1 9.2 10.1 6.7 5.5 4Q20 1Q21 Non-interest bearing $10.1 Savings, NOW & MMA $17.1 Time $5.5 Short-term borrowings $1.1 Long-term borrowings $2.2 Other $0.5 Avg. Deposit Balance ($MM) and Rate (%) Trends 1Q21 Deposit Trends ($bn) Total Liabilities 3/31/2021 Deposits, Funding & Liquidity $36.5BN 1.04% 0.48% 0.37% 0.30% 0.27% 1.92% 1.39% 0.95% 0.82% 0.76% $3,000 $5,000 $7,000 $9,000 $11,000 $13,000 $15,000 $17,000 1Q20 2Q20 3Q20 4Q20 1Q21 Savings, NOW & MMA Time Deposits W.Avg Savings, NOW & MMA Rate W.Avg Time Deposits Rate 1 Includes junior subordinated debt within long-term borrowings. Totals may not sum due to rounding. $31.9 $32.6 1 Time Noninterest Bearing Savings, Now & MMA 17% 31% 52% 21% 29% 50% + 2.0% Cost of deposits declined 5bp to 0.28% from 0.33% in 4Q20 Well-funded balance sheet to support strong loan originations Continued transition from time deposits to non- interest and lower-cost transaction balances $100mm of low-cost deposits from niche MRB initiative

Technology Evolution & Digital Trends

SLIDE 8

Opportunity to drive increased digital product adoption across expanding client base

- **Online Banking Net Promoter Scores ("NPS") for Business and Retail customers exceed other NPS across the organization**
- Enhanced back-end infrastructure to support evolving needs of our customers and maintain flexibility for front-end alternatives
- Strategic enhancement of digital and mobile capabilities to support changing customer preferences
- Re-vamp of deposit account opening process went live in April with additional digital products to follow
- Continue to assess technology offerings and opportunities to further rationalize real estate needs

% of Households Actively Using Online Banking


~125k active users
32.8%
34.1%
40.8%
Mar '19
Mar '20
Mar '21

% of Households Actively Using Mobile Banking


~79k active users
16.5%
19.8%
26.0%
Mar '19
Mar '20
Mar '21

9 $1.4 $0.9 $1.0 $1.4 $1.6 3.90% 3.27% 3.26% 3.35% 3.32% 4.44% 4.02% 3.89% 3.86% 3.85% 1Q20 2Q20 3Q20 4Q20 1Q21 Origination Volume (Gross) New Origination Rate Avg. Portfolio Rate New Loan Originations ($bn) / Yields (%) vs Portfolio Yields (%) 2 1 Loan classifications according to call report schedule which may not correspond to classification outlined in earnings release. 2 Origination volume and new origination rate excludes PPP originations Loans & Loan Growth 1Q21 Loan Composition 1 Residential R.E. 12% Multifamily 15% Owner- Occupied CRE 10% C&I 15% C&I (PPP) 7% Consumer 9% Construction 6% Non Owner- Occupied CRE 26% $32.7bn 1Q21 Annualized Loan Growth 1 (20%) (12%) (10%) (0%) 3% 6% 9% 15% 26% Home Equity Res. Mortgage Multi-family Other Consumer Owner-Occupied CRE C&I (ex. PPP) Construction Non-Owner Occupied CRE Auto Total annualized loan growth in 1Q21 was +5.8% (+3.4% excluding PPP) 1Q21 saw the highest level of loan originations in Valley’s history, offset by elevated paydowns and runoff in residential mortgage and home equity Commercial loan pipeline continues to expand and stands at $1.7bn (approved to close) Loan origination spreads remain wide from a historical perspective +$89mm +$305mm +$41mm +$74mm +$28mm ($0mm) ($135mm) ($123mm) ($22mm)

10 Paycheck Protection Program Information as of 4/19/2021 Totals may not sum due to rounding Rounds 1 & 2 $2.3bn SBA-approved volume ~13,000 SBA-approved loans $180k Average loan size $42k Median loan size ~3% Average processing fee Valley’s Net Promoter Score (“NPS”) was above 80 for PPP service ~25% of SBA-approved borrowers were new customers to Valley ~30% of PPP loans were provided to minority-owned businesses, non-profit organizations, or women-owned businesses ~80% of loans below $150k Round 3 ~$860mm SBA-approved volume 7,500 + Loan applications $130k Average loan size ~4% Average processing fee Majority of loans are second request from prior PPP borrowers Maintain focus on minority- and women-owned businesses Geographically split 2/3rd New York & New Jersey, 1/3rd Florida & Alabama ~80% of loans below $150k

11 1Q21 Non-Interest Income ($mm) 1 Lower gain on sale revenue and swap income weighed on adjusted non-interest income during the quarter Expect both line items to recover in future quarters Other non-interest product offerings include: Insurance, Wealth Management, Trust, and Municipal Investment Strategies 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 19 – 21 Fee Income Other 28% Trust, Investment & Insurance 16% Loan Servicing Fees 9% Service Charges 16% Gain-on-Sale of Loans, net 11% Swap Fees 20% $31.2mm Non-Interest Income ($mm) 1 $22.6 $20.7 $21.5 $14.2 $10.9 $6.2 $4.6 $16.0 $3.5 1Q20 4Q20 1Q21 Other Non-Interest Income Swap Income Gain on Sale $41.4 $47.5 $31.2

12 5 Quarter Operating Expense Trends ($ in millions) Efficiency Ratio (%) 1 Adjusted expenses consistent with 4Q20 levels Adjusted efficiency ratio increased as a result of non-interest income pressure Over $700k of seasonal snow removal expenses 1Refer to the appendix on pages 19 – 21 regarding non-GAAP financial measures. Sums may be inconsistent due to rounding. 1Q21 Operating Expenses ($, in millions) 1 Non-Interest Expense 2 155.7 157.2 160.2 173.1 160.2 151.1 153.4 155.0 157.3 157.5 1Q20 2Q20 3Q20 4Q20 1Q21 Reported Expenses Adjusted1 1Q21 Expense Commentary $157.5 $2.7 Adjusted Expenses Amortization of tax credits 50.8 51.6 49.5 49.3 47.0 48.6 1Q20 Reported 4Q20 Reported 1Q21 Reported 1Q20 Adjusted 4Q20 Adjusted 1Q21 Adjusted

13 0.68% 0.65% 0.59% 0.58% 0.62% 1Q20 2Q20 3Q20 4Q20 1Q21 Asset Quality Non-Accrual Loans / Total Loans Net Charge-offs & Provision ($mm) $5 $15 $15 $3 $6 $34 $41 $31 $19 $9 0.06% 0.18% 0.19% 0.04% 0.07% 1Q20 2Q20 3Q20 4Q20 1Q21 Net Charge-offs Provision for Loans NCOs / Avg. Loans Allowance for Credit Losses for Loans / Total Loans 0.99% 1.03% 0.96% 0.99% 1.03% 1.09% 1.08% 1.06% 1.11% 1.17% 1.17% 1Q20 2Q20 3Q20 4Q20 1Q21 ACL / Loans ex. PPP $ in millions 3/31/2021 Balance ($mm) Percent of Loans Commercial & Industrial $126.4 1.77% Real Estate – Construction $20.6 0.91% Real Estate – Commercial $153.7 1.15% Real Estate – Residential $27.2 0.67% Home Equity $4.2 1.03% Auto & Other Consumer $10.9 0.46% Allowance for Loan Losses $342.9 1.05% Allowance for Unfunded $11.4 -- Total Allowance for Credit Losses $354.3 1.08% ACL by Loan Segment Sums may be inconsistent due to rounding.

14 Equity & Capitalization $6.82 $6.96 $7.12 $7.25 $7.39 $10.43 $10.56 $10.71 $10.85 $10.97 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 Please refer to the Non-GAAP Disclosure Reconciliation on pages 19 – 21 8% year-over-year tangible book value growth 7.32% 7.00% 7.32% 7.47% 7.55% 11.31% 10.75% 11.13% 11.28% 11.32% 3/31/20 6/30/20 9/30/20 12/31/20 3/31/2021 Tangible Common Equity / Tangible Assets Equity / Assets $2.4BN PPP loans reduce TCE / TA by ~48 bp in 1Q21 Holding Company Capital Ratios 3/31/20 12/31/20 3/31/21 Year-over-Year Change Tier 1 Leverage 8.24% 8.06% 8.37% +13 bp Common Equity Tier 1 9.24% 9.94% 10.08% +84 bp Tier 1 Risk-Based 9.95% 10.66% 10.79% +84 bp Total Risk-Based 11.53% 12.64% 12.76% +123 bp

A p p e n d i x

16 CRE Detail as of 3/31/2021 Portfolio by Collateral Type Apartment & Residential 27% Retail 20% Mixed Use 11% Office 11% Industrial 11% Healthcare 9% Specialty & Other 11% Portfolio by Geography Florida 25.7% New Jersey 23.9% Other 14.5% Other NYC Boroughs 13.7% Manhattan (Multifamily) 6.8% Manhattan (Other) 4.6% New York (ex. NYC) 10.8% Geography Outstanding ($BN) % of Total Wtd. Avg. LTV Wtd. Avg. DSCR Florida $4.3 25.7% 62% 1.86x New Jersey $4.0 23.9% 60% 1.80x Other $2.5 14.5% 63% 1.80x Other NYC Boroughs $2.3 13.7% 53% 1.44x Manhattan $1.9 11.4% 34% (49% ex Co-Ops) 1.66x New York (ex. NYC) $1.8 10.8% 55% 1.56x Total $16.9 100.0% 56% 1.72x $16.9bn $16.9bn

SLIDE 17

Outstanding Loan Deferrals

	1Q21 Balance ($MM)	Deferral Information as of 3/31/2021	
		Active Deferral ($MM)	Active Deferral / 1Q21 Loan Balance
Commercial Loans & Leases	$25,859	$250	1.0%
Residential & Home Equity [1]	$4,470	$31	0.7%
Auto & Other Consumer	$2,358	$3	0.1%
Total	**$32,686**	**$284**	**0.9%**

Active Deferrals / Total Loans



11.6%
8.4%
3.3%
1.1%
0.9%
5/6/2020
7/10/2020
9/30/2020
12/31/2020
3/31/2021

Deferrals in Primary COVID-19 Exposed Segments [2]

Borrower Industry [3]	Active Deferrals / Loans				
	3/31/21	12/31/20	9/30/20	7/10/20	5/6/20
Primary Exposure					
Doctor & Surgery	2.6%	0.9%	4.9%	16.5%	29.9%
Retail Trade	2.7%	2.7%	3.5%	21.2%	32.4%
Hotels & Hospitality	--	--	15.0%	12.3%	45.7%
Restaurants & Foodservice	5.9%	7.9%	8.7%	11.3%	25.2%
Entertainment & Recreation	--	1.7%	1.0%	7.7%	9.4%
Primary Exposure Sub-Total	**2.3%**	**2.3%**	**7.1%**	**14.8%**	**31.3%**

Deferral Insights *(information as of 3/31/21)*

- **~60% of active commercial deferrals are current on interest payments**
- Weighted average LTV of active commercial deferrals: ~60%
- Over 93% of previously deferred commercial loans have exited deferral and returned to full-pay status
- Majority of active commercial deferrals are in New York and New Jersey
- Active loan deferrals in previously disclosed "Secondary Exposure" categories [2] are immaterial at 0.2%

Totals may not sum due to rounding. Initial deferral period not to exceed 180 days.

[1] Reflects residential mortgage loans held in portfolio. [2] See page 18 for more information. [3] Borrower industry based on NAICS and SIC codes.

18 COVID-19 Exposed Loan Segments Totals may not sum due to rounding. 1 Borrower industry based on NAICS and SIC codes. 2 Secondary categories: Nursing & Residential Care, Wholesale Trade, Manufacturing, Child Care & Education Exposure to primary COVID-19 exposed loan segments has remained stable at roughly 7% of non-PPP loans Active loan deferrals in “Primary Exposure” categories were stable from December 31, 2020 at 2.3% Active loan deferrals in previously disclosed “Secondary Exposure” categories 2 are immaterial at 0.2% Non-PPP Loan Balance (3/31/21) Borrower Industry 1 ($MM) % of non-PPP Loans 3/31/21 12/31/20 9/30/20 7/10/20 5/6/20 Primary Exposure Doctor & Surgery $494 1.6% 2.6% 0.9% 4.9% 16.5% 29.9% Retail Trade 585 1.9% 2.7% 2.7% 3.5% 21.2% 32.4% Hotels & Hospitality 505 1.7% -- -- 15.0% 12.3% 45.7% Restaurants & Foodservice 323 1.1% 5.9% 7.9% 8.7% 11.3% 25.2% Entertainment & Recreation 225 0.7% -- 1.7% 1.0% 7.7% 9.4% Primary Exposure Sub-Total $2,132 7.0% 2.3% 2.3% 7.1% 14.8% 31.3% Deferrals / Loans

19 March 31, December 31, March 31, ($ in thousands, except for share data) 2021 2020 2020 Adjusted net income avai lable to common shareholders: Net income, as reported $115,710 $105,363 $87,268 Add: Losses on extinguishment of debt (net of tax) — 6,958 — Add: Losses (gains) on securities transactions (net of tax) 85 (468) 29 Add: Severance expense (net of tax)(a) — 1,489 — Add: Merger related expenses (net of tax)(b) — 96 936 Net income, as adjusted $115,795 $113,438 $88,233 Dividends on preferred stock 3,172 3,172 3,172 Net income available to common shareholders, as adjusted $112,623 $110,266 $85,061 (a) Severance expenses are included in salary and employee benefits expense. (b) Merger related expenses are primarily within salary and employee benefits expense, professional and legal fees, and other expense. Adjusted per common share data: Net income available to common shareholders, as adjusted $112,623 $110,266 $85,061 Average number of shares outstanding 405,152,605 403,872,459 403,519,088 Basic earnings, as adjusted $0.28 $0.27 $0.21 Average number of diluted shares outstanding 407,636,765 405,799,507 405,424,123 Diluted earnings, as adjusted $0.28 $0.27 $0.21 Adjusted annual ized return on average tangible shareholders' equi ty: Net income, as adjusted $115,795 $113,438 $88,233 Average shareholders' equity 4,645,400 4,582,329 4,408,585 Less: Average goodwill and other intangible assets 1,451,750 1,447,838 1,460,988 Average tangible shareholders' equity 3,193,650 3,134,491 $2,947,597 Annualized return on average tangible shareholders' equity, as adjusted 14.50% 14.48% 11.97% Adjusted annual ized return on average assets: Net income, as adjusted $115,795 $113,438 $88,233 Average assets $40,770,731 $41,308,943 $38,116,850 Annualized return on average assets, as adjusted 1.14% 1.10% 0.93% Adjusted annual ized return on average shareholders' equi ty: Net income, as adjusted $115,795 $113,438 $88,233 Average shareholders' equity $4,645,400 $4,582,329 $4,408,585 Annualized return on average shareholders' equity, as adjusted 9.97% 9.90% 8.01% Three Months Ended Non-GAAP Disclosure Reconciliation

20 March 31, December 31, March 31, ($ in thousands) 2021 2020 2020 Annual ized return on average tangible shareholders' equi ty: Net income, as reported $115,710 $105,363 $87,268 Average shareholders' equity 4,645,400 4,582,329 4,408,585 Less: Average goodwill and other intangible assets 1,451,750 1,447,838 1,460,988 Average tangible shareholders' equity 3,193,650 3,134,491 $2,947,597 Annualized return on average tangible shareholders' equity 14.49% 13.45% 11.84% Adjusted effic iency rat io: Non-interest expense, as reported $160,213 $173,141 $155,656 Less: Loss on extinguishment of debt (pre-tax) — 9,683 — Less: Severance expense (pre-tax) — 2,072 — Less: Merger-related expenses (pre-tax) — 133 1,302 Less: Amortization of tax credit investments (pre-tax) 2,744 3,932 3,228 Non-interest expense, as adjusted $157,469 $157,321 $151,126 Net interest income 292,667 287,920 265,339 Non-interest income, as reported 31,233 47,533 41,397 Add: Losses (gains) on securities transactions, net (pre-tax) 118 (651) 40 Non-interest income, as adjusted $31,351 $46,882 $41,437 Gross operating income, as adjusted $324,018 $334,802 $306,776 Efficiency ratio, as adjusted 48.60% 46.99% 49.26% Annual ized pre-provision net revenue / average assets Net interest income $292,667 $287,920 $265,339 Non-interest income, as reported 31,233 47,533 41,397 Less: Non-interest expense, as reported 160,213 173,141 155,656 Pre-provision net revenue $163,687 $162,312 $151,080 Average assets $40,770,731 $41,308,943 $38,116,850 Annualized pre-provision net revenue / average assets 1.61% 1.57% 1.59% Annual ized pre-provision net revenue / average assets, as adjusted Net interest income $292,667 $287,920 $265,339 Non-interest income, as adjusted 31,351 46,882 41,437 Less: Non-interest expense, as adjusted 157,469 157,321 151,126 Pre-provision net revenue, as adjusted $166,549 $177,481 $155,650 Average assets $40,770,731 $41,308,943 $38,116,850 Annualized pre-provision net revenue / average assets, as adjusted 1.63% 1.72% 1.63% Three Months Ended Non-GAAP Disclosure Reconciliation

21 March 31, December 31, September 30, June 30, March 31, ($ in thousands, except for share data) 2021 2020 2020 2020 2020 Tangible book value per common share: Common shares outstanding 405,797,538 403,858,998 403,878,744 403,795,699 403,744,148 Shareholders' equity $4,659,670 $4,592,120 $4,533,763 $4,474,488 $4,420,998 Less: Preferred Stock 209,691 209,691 209,691 209,691 209,691 Less: Goodwill and other intangible assets 1,450,414 1,452,891 1,449,282 1,453,330 1,458,095 Tangible common shareholders' equity $2,999,565 $2,929,538 $2,874,790 $2,811,467 $2,753,212 Tangible book value per common share $7.39 $7.25 $7.12 $6.96 $6.82 Tangible common equi ty to tangible assets: Tangible common shareholders' equity $2,999,565 $2,929,538 $2,874,790 $2,811,467 $2,753,212 Total assets 41,178,011 40,686,076 40,747,492 41,626,497 39,089,443 Less: Goodwill and other intangible assets 1,450,414 1,452,891 1,449,282 1,453,330 1,458,095 Tangible assets $39,727,597 $39,233,185 $39,298,210 40,173,167 $37,631,348 Tangible common equity to tangible assets 7.55% 7.47% 7.32% 7.00% 7.32% As of Non-GAAP Disclosure Reconciliation

22 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Travis Lan, SVP – Director, Corporate Finance & Business Development ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information